Exhibit 99.1

Owens & Minor Reports First Quarter 2024 Financial Results

Gross Margin Expansion of 79 Basis Points

Adjusted EPS Growth of Nearly Four Times with GAAP EPS Loss of $(0.29) and Adjusted EPS of $0.19

Investments Outlined at 2023 Investor Day for Long-Term Growth are Ahead of Plan

RICHMOND, VA – May 3, 2024 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the first quarter ended March 31, 2024.

Key Highlights:

●	Consolidated revenue of $2.6 billion in the first quarter, representing year-over-year growth of 4%
●	GAAP operating margin was flat while adjusted operating margin expanded by 31 basis points versus prior year
●	Net loss per share of $(0.29) and adjusted earnings per share of $0.19 in the first quarter

“Our solid performance in the first quarter was in line with our expectations, as we delivered top-line growth in both segments, adjusted operating margin expansion, and improved year-over-year profitability. At the same time, we are making the kind of investments consistent with our strategic plan previewed at our Investor Day in December 2023,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

“In our Products & Healthcare Services segment, we onboarded new customers, grew same store sales, and invested in inventory to support our new wins and provide best-in-class service levels. On the heels of double-digit growth in the prior years, our Patient Direct segment delivered mid-single digit top-line growth while navigating the unique challenges that occurred in the quarter, demonstrating the strength of our team and the effectiveness of our go-to-market strategies,” concluded Mr. Pesicka.

Financial Summary (1)
($ in millions, except per share data)	1Q24	1Q23

Revenue	$2,613	$2,523

Operating income, GAAP	$9.7	$9.8
Adj. Operating Income, Non-GAAP	$57.4	$47.7

Net loss, GAAP	$(21.9)	$(24.4)
Adj. Net Income, Non-GAAP	$14.9	$3.6

Adj. EBITDA, Non-GAAP	$116.3	$108.7

Net loss per common share, GAAP	$(0.29)	$(0.32)
Adj. Net Income per share, Non-GAAP	$0.19	$0.05

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

Results and Business Highlights

●	Consolidated revenue of $2.6 billion in the first quarter of 2024, an increase of 4% as compared to the first quarter of 2023
o	Patient Direct revenue of $638 million, up 5% compared to the first quarter of 2023
o	Products & Healthcare Services revenue of nearly $2 billion, up 3% compared to the first quarter of 2023
●	First quarter 2024 operating income of $10 million and Adjusted Operating Income of $57 million
o	On a GAAP basis operating income margins remain flat while adjusted operating income margin expanded by 31 basis points
o	Adjusted operating income of $57.4 million, up 20% compared to the prior year
o	Both Products & Healthcare Services and Patient Direct delivered increases in Segment Income year-over-year

2024 Financial Outlook

The Company’s most recent financial guidance; summarized below:

●	Revenue for 2024 to be in a range of $10.5 billion to $10.9 billion

●	Adjusted EBITDA for 2024 to be in a range of $550 million to $590 million

●	Adjusted EPS for 2024 to be in a range of $1.40 to $1.70

The Company’s outlook for 2024 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2024 financial guidance include:

●	Gross margin rate of 21.0% to 21.5%
●	Interest expense of $141 to $146 million
●	Adjusted effective tax rate of 27.5% to 28.5%
●	Diluted weighted average shares of ~78.5 million
●	Capital expenditures of $220 to $240 million
●	Stable commodity prices
●	FX rates as of 12/31/2023

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for First Quarter 2024 Financial Results

Owens & Minor executives will host a conference call for investors and analysts on Friday, May 3, 2024, at 8:30 a.m. ET. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2024 financial performance, our Operating Model Realignment Program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of its business, including the results of our Operating Model Realignment Program and our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024, including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net revenue	$2,612,680	$2,522,849
Cost of goods sold	2,077,151	2,025,542
Gross profit	535,529	497,307
Distribution, selling and administrative expenses	477,613	448,722
Acquisition-related charges and intangible amortization	20,313	22,188
Exit and realignment charges, net	27,356	15,674
Other operating expense, net	551	916
Operating income	9,696	9,807
Interest expense, net	35,655	42,198
Other expense, net	1,153	1,387
Loss before income taxes	(27,112)	(33,778)
Income tax benefit	(5,226)	(9,360)
Net loss	$(21,886)	$(24,418)

Net loss per common share:
Basic	$(0.29)	$(0.32)
Diluted	$(0.29)	$(0.32)

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$244,866	$243,037
Accounts receivable, net of allowances of $7,005 and $7,861	669,861	598,257
Merchandise inventories	1,144,597	1,110,606
Other current assets	177,020	150,890
Total current assets	2,236,344	2,102,790
Property and equipment, net of accumulated depreciation and amortization of $546,326 and $546,397	501,385	543,972
Operating lease assets	349,984	296,533
Goodwill	1,635,368	1,638,846
Intangible assets, net	342,593	361,835
Other assets, net	142,319	149,346
Total assets	$5,207,993	$5,093,322
Liabilities and equity
Current liabilities
Accounts payable	$1,218,817	$1,171,882
Accrued payroll and related liabilities	79,480	116,398
Current portion of long-term debt	207,658	206,904
Other current liabilities	427,136	396,701
Total current liabilities	1,933,091	1,891,885
Long-term debt, excluding current portion	1,946,005	1,890,598
Operating lease liabilities, excluding current portion	276,327	222,429
Deferred income taxes, net	34,437	41,652
Other liabilities	123,265	122,592
Total liabilities	4,313,125	4,169,156
Total equity	894,868	924,166
Total liabilities and equity	$5,207,993	$5,093,322

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net loss	$(21,886)	$(24,418)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	74,095	70,926
Share-based compensation expense	6,866	6,463
Provision (benefit) for losses on accounts receivable	181	(521)
Loss on extinguishment of debt	—	564
Deferred income tax benefit	(3,659)	(591)
Changes in operating lease right-of-use assets and lease liabilities	1,139	(225)
Gain on sale and dispositions of property and equipment	(15,619)	(8,269)
Changes in operating assets and liabilities:
Accounts receivable	(75,144)	5,240
Merchandise inventories	(35,412)	45,832
Accounts payable	52,926	23,082
Net change in other assets and liabilities	(39,617)	36,483
Other, net	3,168	3,832
Cash (used for) provided by operating activities	(52,962)	158,398
Investing activities:
Additions to property and equipment	(45,997)	(46,150)
Additions to computer software	(3,411)	(5,340)
Proceeds from sale of property and equipment	49,538	17,306
Other	(2,000)	—
Cash used for investing activities	(1,870)	(34,184)
Financing activities:
Borrowings under amended Receivables Financing Agreement	205,000	232,100
Repayments under amended Receivables Financing Agreement	(139,300)	(328,100)
Repayments of term loans	(4,625)	(26,500)
Other, net	(7,755)	(4,989)
Cash provided by (used for) financing activities	53,320	(127,489)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(618)	284
Net decrease in cash, cash equivalents and restricted cash	(2,130)	(2,991)
Cash, cash equivalents and restricted cash at beginning of period	272,924	86,185
Cash, cash equivalents and restricted cash at end of period(1)	$270,794	$83,194
Supplemental disclosure of cash flow information:
Income taxes paid, net	$2,365	$2,405
Interest paid	$18,211	$32,536
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$69,368	$64,658

(1) Restricted cash as of March 31, 2024 and December 31, 2023 was $25.9 million and $29.9 million and, includes amounts held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5, as well as restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2024		2023
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,974,837	75.6%	$1,915,489	75.9%
Patient Direct	637,843	24.4%	607,360	24.1%
Consolidated net revenue	$2,612,680	100.0%	$2,522,849	100.0%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$11,486	0.58%	$1,820	0.10%
Patient Direct	45,879	7.19%	45,849	7.55%
Acquisition-related charges and intangible amortization	(20,313)		(22,188)
Exit and realignment charges, net	(27,356)		(15,674)
Consolidated operating income	$9,696		$9,807

Depreciation and amortization:
Products & Healthcare Services	$23,366		$18,566
Patient Direct	50,729		52,360
Consolidated depreciation and amortization	$74,095		$70,926

Capital expenditures:
Products & Healthcare Services	$8,250		$6,332
Patient Direct	41,158		45,158
Consolidated capital expenditures	$49,408		$51,490

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net loss	$(21,886)	$(24,418)

Weighted average shares outstanding - basic	76,319	75,177
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,319	75,177

Net loss per common share:
Basic	$(0.29)	$(0.32)
Diluted	$(0.29)	$(0.32)

Share-based awards for the three months ended March 31, 2024 and 2023 of approximately 1.6 million and 1.7 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net loss and net loss per common share to non-GAAP measures used by management.

	Three Months Ended March 31,
	2024	2023
Operating income, as reported (GAAP)	$9,696	$9,807
Acquisition-related charges and intangible amortization (1)	20,313	22,188
Exit and realignment charges, net (2)	27,356	15,674
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$57,365	$47,669
Operating income as a percent of net revenue (GAAP)	0.37%	0.39%
Adjusted operating income as a percent of net revenue (non-GAAP)	2.20%	1.89%

Net loss, as reported (GAAP)	$(21,886)	$(24,418)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	20,313	22,188
Exit and realignment charges, net (2)	27,356	15,674
Other (3)	430	1,129
Income tax benefit on pre-tax adjustments (4)	(11,348)	(10,977)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$14,865	$3,596

Net loss per common share, as reported (GAAP)	$(0.29)	$(0.32)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.20	0.21
Exit and realignment charges, net (2)	0.28	0.15
Other (3)	—	0.01
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.19	$0.05

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net loss and total debt to non-GAAP measures used by management.

	Three Months Ended March 31,
	2024	2023
Net loss, as reported (GAAP)	$(21,886)	$(24,418)
Income tax benefit	(5,226)	(9,360)
Interest expense, net	35,655	42,198
Acquisition-related charges and intangible amortization (1)	20,313	22,188
Exit and realignment charges, net (2)	27,356	15,674
Other depreciation and amortization (5)	48,014	49,991
Stock compensation (6)	6,176	6,350
LIFO charges (7)	5,438	4,940
Other (3)	430	1,129
Adjusted EBITDA (non-GAAP)	$116,270	$108,692

	March 31,	December 31,
	2024	2023
Total debt, as reported (GAAP)	$2,153,663	$2,097,502
Cash and cash equivalents	(244,866)	(243,037)
Net debt (non-GAAP)	$1,908,797	$1,854,465

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization includes no acquisition-related charges for the three months ended March 31, 2024 and $1.3 million in acquisition-related charges for the three months ended March 31, 2023, as well as amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to the acquisition of Apria, Inc., including transaction costs necessary to consummate the acquisition, which consisted of investment banking advisory fees and legal fees and director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) During the three months ended March 31, 2024, exit and realignment charges, net were $27.4 million. These charges primarily related to our (1) Operating Model Realignment Program of $33.5 million, including professional fees, severance, and other costs to streamline functions and processes and (2) costs related to IT strategic initiatives such as converting certain divisions to common IT systems of $1.2 million partially offset by (3) a $7.4 million gain on the sale of our corporate headquarters. During the three months ended March 31, 2023, exit and realignment charges, net consisted of severance, professional, and other fees primarily associated with our Operating Model Realignment Program. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3) For the three months ended March 31, 2024 and 2023, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.). Additionally, for the three months ended March 31, 2023, other includes loss on extinguishment of debt for the write-off of deferred financing costs of $0.6 million associated with early principal payments.
(4) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

(5) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(6) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(7) LIFO charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

SVP Finance & Treasurer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.